UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2005 (May 18, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Innofone's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Innofone’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Innofone's actual results to differ from management's current expectations are contained in Innofone's filings with the Securities and Exchange Commission. Innofone undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 8.01 OTHER EVENTS

On May 18, 2006, Innofone.com, Inc. (the “Company”) issued a press release announcing its agreement in principle to acquire InfoWeapons, Inc., a leading provider of Ipv6 network hardware and solutions.

A copy of the press release is attached hereto as Exhibit 99.1.

On May 18, 2006, Innofone.com, Inc. (the “Company”) issued a press release announcing its agreement in principle to acquire Las Vegas based Mobile Technology Group, LLC, a cutting edge provider of mobile messaging, transactions and content delivery.

A copy of the press release is attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED
By:	/s/ Alex Lightman Chief Executive Officer and President

May 18, 2006

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release issued by Innofone.com, Incorporation, dated May 18, 2006, entitled “Innonfone.com to Acquire InfoWeapons, Inc. to Meet Demands for Evolving New Internet Market.”
99.2	Press Release issued by Innofone.com, Incorporation, dated May 18, 2006, entitled “Mobile Technology Group Acquisition by Innofone.com Provides Access to Demanding Las Vegas and Related Markets.”